SPECIALTY TRUST, INC. AND SUBSIDIARIES
EXHIBIT 11.1
Schedule IV

MORTGAGE LOANS ON REAL ESTATE
MORTGAGE LOAN ROLLFORWARD

Balance at January 1, 2001	$55,863,036
Additions during the period
New mortgage loans	40,186,112
Deductions during the period
Foreclosures	(2,823,561)
Write off of REO	(225,000)
Collections of principal	(19,668,928)

Balance at December 31, 2001	73,331,659
Additions during the period
New mortgage loans	70,661,266
Refinanced Loans from REO	1,035,900
Deductions during the period
Foreclosures	(1,883,000)
Collections of principal	(46,900,431)

Balance at December 31, 2002	96,245,394
Additions during the period
New mortgage loans	86,070,061
Deductions during the period
Foreclosures	(10,224,992)
Collections of principal	(76,480,299)

Balance at December 31, 2003	$95,610,164

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SPECIALTY TRUST, INC. AND SUBSIDIARIES
EXHIBIT 11.1
Schedule IV

MORTGAGE LOANS ON REAL ESTATE

December 31, 2003

     Mortgage Loans by Type of Property

			Carrying		Amount	Accrued
Type of	Interest	Original Loan	Amount of	Maturity	Subject to	Interest	Interest
Loan	Rate	Amount*	Mortgages	Dates	Delinquency	Receivable	Income
Commercial		$—	$—		$—	$—	$—
Construction	13.00%	23,770,714	18,989,693	7/03-1/06	2,705,926	61,685	793,113
Land	12.00 - 13.00%	151,013,520	72,555,016	2/04-2/06	—	713,423	6,540,887
Other	10.50% - 13.25%	4,955,000	4,065,455	7/03-12/06	3,821,481	100,366	187,384

		$179,739,234	$95,610,164		$6,527,407	$875,474	7,521,384

Loans paid off during 2003							4,062,093
Loan point amortization							91,299

							$11,674,776

     Mortgage Loans by Lien Position

					Amount
Lien	Interest	Original Loan	Carrying Amount of		Subject to
Position	Rate	Amount*	Mortgages	Maturity Dates	Delinquency
1st	10.50%-13.00%	$158,009,234	$91,801,978	7/03-2/06	$2,315,714
2nd	12.50%-13.25%	21,255,000	3,417,974	10/03 - 12/06	2,750,000
3rd	13.00%	475,000	390,212	7/03	390,212

		$179,739,234	$95,610,164		$5,455,926

* Original loan amount includes future commitments on behalf of all investors of $6,201,802 at December 31, 2003

108

SPECIALTY TRUST, INC. AND SUBSIDIARIES
EXHIBIT 11.1
Schedule IV

     Amount of Loan

			Original	Carrying	Amount
Amount of	Interest	Final	Loan	Amount of	Subject to
Loan	Rate	Maturity Date	Amount*	Mortgages	Delinquency
$0-250,000	13.00% - 13.50%	7/04 -12/06	$297,500	$286,473	$—
$250,001-500,000	13.50%	7/03	475,000	390,212	390,212
$500,001-$1,000,000	—	—	—	—	—
$1,000,001-$5,000,000	10.50% - 13.25%	7/03 -2/06	31,710,214	27,426,126	5,065,714
Over $5 million	12.50% - 13.00%	2/04 - 2/06	147,256,520	67,507,353	—

			$179,739,234	$95,610,164	$5,455,926

* Original loan amount includes future commitments on behalf of all investors of $6,201,802 at December 31, 2003.

See accompanying independent auditor’s reports.

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